Exhibit 99.1

Quarterly Revenue jumped 87% over the same period in 2017
Overall Gross Margin Improvement
Conference Call on Wednesday May 16, 2018 at 9am ET

First Quarter 2018 Highlights:

•	Net revenue jumped 87% to $58.3 million in Q1 2018 from $31.2 million of Q1 2017;

•	Increases in sales of both business units of the Company from same quarter last year Connected Solutions Business Unit increased 103% to $50.4 million from $24.8 million; MVNO Business Unit increased 22% to $7.9 million from $6.4 million;

•	Combined gross margin of the Company improved to 15.2% in Q1 2018 from 13.3% of Q1 last year.

SANTA CLARA, Calif., May 15, 2018 (GLOBE NEWSWIRE) -- Borqs Technologies, Inc. (Nasdaq:BRQS) (the “Company”), a global leader in embedded software and products for the Internet of Things (IoT), today reported financial results for the quarter ended March 31, 2018.

Revenues

The Company reported net revenue of $58.3 million for the first quarter of 2018, including $50.4 million from the Connected Solutions Business Unit which engaged in the design and manufacturing of IoT products, and $7.9 million from the MVNO Business Unit which included mobile virtual operator and some traditional telephony services.  This represented an 87% increase in total net revenue from last year. The increased sales in IoT products was primarily due to orders from a customer from the emerging markets in Asia.

We expect a similar strong trend in the Connected Solutions sales and anticipate moderate growth in the MVNO mobile services for the rest of the year 2018.

Gross Margins

For the quarter ended March 31, 2018, gross margin for the Connected Solutions Business Unit was 12.3% compared with 12.9% from 2017. Despite significant volume increases in our Connected Solutions BU activities in the first quarter of 2018, its gross margin decreased due to the competitive nature of the business.

For the quarter ended March 31, 2018, our MVNO Business Unit which included some traditional telephony businesses returned a 33.6% gross margin versus 14.9% from 2017.  The healthy gross margin attained was attributed to our activities in this business unit that has achieved economies of scale and also that our incumbent operator, China Unicom, has removed a minimum charge since October 2016.

The resulting combined gross margin for Q1 of 2018 was 15.2% versus 13.3% from a year ago.

Net Income

The Company achieved net income of $1.4 million for the first quarter in 2018, as compared to $18,000 of net income for the same period a year ago.

EBITDA and Adjusted EBITDA

EBITDA was $5.0 million for the first quarter in 2018, as compared to $2.5 million for the same period in 2017. Adjusted EBITDA, which includes other non-operational (income) expense, was $5.0 million for the first quarter in 2018, as compared to $2.3 million for the same period in 2017.

EBITDA Non-US-GAAP Reconciliation

To present the Company’s operating results of the first quarter in 2018, the following non-US-GAAP measures excluded certain items to isolate the results without the effects of interest, taxes, depreciation and amortization, and other non-operational items.

	3 months ended
	March 31,
	2017	2018
	(US$ in thousands)

Net income	18	1,387

Interest expense - net	617	239
Income tax expenses	444	1,183
Depreciation and amortization	1,225	1,798
Foreign exchange loss	177	374
EBITDA	2,481	4,981

Other non-operational (income) expense	(185)	6

Adjusted EBITDA	2,296	4,987

2

Other Details

The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018 has been filed with the U.S. Securities and Exchange Commission, and is accessible on the SEC website at www.sec.gov.

Conference Call Schedule

Borqs will review the first quarter 2018 results and highlights for the remainder of the year on Wednesday, May 16, 2018 at 9:00 am ET (6:00 am Pacific). The dial-in numbers are +1-845-675-0437 or +1-866-519-4004 in the US and +86-400-620-8038 or +86-800-819-0121 in China; and then enter the Conference ID of 4086956.  A replay of the conference call will be available through May 24, 2018.  The replay dial-in numbers are +1-855-452-5696 in the US and +86-800-870-0206 in China; and then enter the same Conference ID.

About Borqs Technologies, Inc.

Borqs Technologies is a leading provider of software and products for the IoT, providing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions. Borqs has achieved leadership and customer recognition as an innovative end-to-end IoT solutions provider leveraging its strategic chipset partner relationships as well as its broad software and IP portfolio. The Company designs, develops and provides turnkey solutions across device form factors such as smartphones, tablets, smartwatches, trackers, automotive IVI, and vertical application devices (for restaurants, payments etc.).  For more information, please visit the Company’s website (www.borqs.com).

Forward-Looking Statements, Non-GAAP Information and Additional Information

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects”, “anticipates” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements may include, without limitation, statements regarding the plans and objectives of management for future operations, projections of income or loss or other financial items, or our future financial performance, based on currently available information and reflect our management’s current beliefs. Many factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements, including, without limitation, market acceptance of our products and services, competition from existing products or new products that may emerge, the implementation of our business model and strategic plans for our business and our products, estimates of our future revenue, expenses, capital requirements and our need for financing, our financial performance, and current and future government regulations, developments relating to our competitors, so the reader is advised to refer to the Risk Factors sections of the Company’s filings with the Securities and Exchange Commission for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. Except as expressly required by applicable securities law, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

This release includes the non-GAAP presentation of EBITDA and adjusted EBITDA.  These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.  The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, the Company’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, significant gains and losses on investments, the income tax effects of the foregoing and significant tax matters. The Company’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of the Company. In prior periods, the Company has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that the Company may exclude for purposes of its internal budgeting process and in reviewing its financial results.

Investor Contact:

Sandra Dou
Investor Relations Sr. Manager
Borqs Technologies, Inc.
sandra.dou@borqs.net
www.borqs.com

3